EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

Company	State of Incorporation or Registration
Walker & Dunlop Multifamily, Inc.	Delaware
Walker & Dunlop, LLC	Delaware
W&D Interim Lender LLC	Delaware
W&D Interim Lender II LLC	Delaware
Walker & Dunlop Capital, LLC	Massachusetts
W&D Interim Lender III, Inc.	Delaware
W&D Interim Lender IV, LLC	Delaware
W&D Interim Lender V, Inc.	Delaware
W&D Interim Lender VI, LLC	Delaware
Walker & Dunlop Investment Sales, LLC	Delaware
WDIS, Inc	Delaware
WDIS WA, LLC	Delaware
Walker & Dunlop Investment Management, LLC	Delaware
Walker & Dunlop Investment Partners, Inc.	Delaware
WD-G JV Investor, LLC	Delaware
WDIB-Investor, LLC	Delaware
WDIB, LLC	Delaware
Zelman Partners, LLC	Delaware
W&D RPS HoldCo, LLC	Delaware
WD-ILP JV Investor, LLC	Delaware
WD-IC JV GP, LLC	Delaware
WD-IC JV Investor, LLC	Delaware
W&D STCI, LLC	Delaware
WDAAC, LLC	Delaware
The Alliant Company, LLC	Florida
ADC Communities II, LLC	California
ADC Communities, LLC	Florida
Alliant Strategic Investments II, LLC	Delaware
Alliant Strategic Investments, LLC	Florida
Alliant Fund Acquisitions, LLC	Florida
Alliant Capital, Ltd.	Florida
Alliant Fund Asset Holdings, LLC	Delaware
Alliant Asset Management Company, LLC	California
AFAH Finance, LLC	Delaware